                                                                    Exhibit 10.1

                         (1) CHARLES CHRISTOPHER O'KANE

                                       AND

                     (2) ASPEN INSURANCE UK SERVICES LIMITED

                      (3) ASPEN INSURANCE HOLDINGS LIMITED

                ------------------------------------------------

                     AMENDED AND RESTATED SERVICE AGREEMENT

                ------------------------------------------------

                                TABLE OF CONTENTS

CLAUSE                                                                                                         PAGE

                                       i

                     AMENDED AND RESTATED SERVICE AGREEMENT

DATE:    24 September 2004

PARTIES:

(1)      CHARLES CHRISTOPHER O'KANE of 107 Albert Street, London NW1 7NB (the
         "Executive");

(2)      ASPEN INSURANCE UK SERVICES LIMITED (Registered in England No.
         1184193), 100 Leadenhall Street, London, EC3A 3DD, England (formerly known as Wellington Re Services Limited) (the "Company"); and

(3)      ASPEN INSURANCE HOLDINGS LIMITED incorporated in the Islands of Bermuda whose registered office is at Cedar Avenue, Hamilton, Bermuda
         ("Holdings").

OPERATIVE TERMS:

1.       INTERPRETATION

1.1      In this Agreement:

         "Affiliate"                                 means any entity directly
                                                     or indirectly controlling,
                                                     controlled by, or under
                                                     common control with
                                                     Holdings; or any other
                                                     entity designated by the
                                                     Board of Holdings in which
                                                     Holdings or an Affiliate
                                                     has an interest.

         "Board"                                     means the Board of
                                                     Directors of the Company
                                                     from time to time;

         "Board of Holdings"                         means the Board of
                                                     Directors of Holdings from
                                                     time to time; and

         "Group"                                     means Holdings and its
                                                     Affiliates (and "Group
                                                     Company" means Holdings or
                                                     any one of its Affiliates).

1.2      In this Agreement references to any statutory provision shall include such provision as from time to time amended, whether before on or (in the case of re-enactment or consolidation only) after the date hereof, and shall be deemed to include provision of earlier legislation (as from time to time amended) which have been reenacted (with or without modification) or replaced (directly or indirectly) by such provision and shall further include all statutory instruments or orders from time to time made pursuant thereto.

2.       AMENDMENT AND RESTATEMENT

This Agreement shall serve as a complete amendment and restatement of the
Service Agreement entered into between Charles Christopher O'Kane and Wellington
Re Services Limited, dated 21 June 2002 (the "Original Agreement"). Except as otherwise provided herein, all terms of the Original Agreement shall be superceded by the terms of this Agreement and, upon execution of this Agreement, the Original Agreement shall be of no further force and effect.

3.       POSITION

The Company shall employ the Executive as Chief Executive Officer and a member of the Board. The Executive shall also be appointed as Chief Executive Officer and a director of the Board of Holdings. In addition, the Executive shall also be nominated to serve as a director of such other Group Companies as mutually agreed to by the Executive and the Board of Holdings (which nomination shall be subject to approval by the shareholders of such Group Company in accordance with the organizational documents thereof).

4.       TERM

4.1      The Company shall employ the Executive, and the Executive shall serve the Company, on the terms and conditions set forth in this Agreement, for the period beginning on the date hereof (the "Effective Date") and ending on the third anniversary of the Effective Date (the "Term"); provided, however, that commencing on the first anniversary of the Effective Date and on each succeeding day thereafter, unless previously terminated, the Term shall be automatically extended by one additional day.

4.2      Notwithstanding the provisions of Clause 4.1, the Executive's employment shall terminate automatically when the Executive reaches the age of
65 years.

5.       DUTIES

5.1      During his employment hereunder the Executive shall:

         (a) report to the Board and perform the duties and exercise the powers and functions which from time to time may reasonably be assigned to or vested in him by the Board or the Board of Holdings in relation to the
         Company and any other Group Company to the extent consistent with his job title set out in Clause 3 (without being entitled to any additional remuneration in respect of such duties for any Group Company);

         (b) devote the whole of his working time, attention and ability to his duties in relation to the Company and any other Group Company at such place or places as the Board shall determine. The Executive shall work at the Company's premises at 100 Leadenhall Street, London EC3A 3DD, or such other place as the Company and the Executive shall mutually agree, provided that the Executive shall not be required to reside outside the
         United Kingdom;

         (c) comply with all reasonable requests, instructions and regulations given or made by the Board (or by any one authorised by it) and promptly provide such explanations, information and assistance as to the performance of his duties assigned to him under this Agreement as the Board may reasonably require;

         (d) faithfully and loyally serve the Company and each other Group
         Company to the best of his ability and use his utmost endeavours to promote its interests in all respects;

         (e) not engage in any activities which would detract from the proper performance of his duties hereunder, nor without the prior written consent of the Board or the Board of Holdings in any capacity including as director, shareholder, principal, consultant, agent, partner or employee of any other company, firm or person (save as the holder for investment of securities which do not exceed three percent (3%) in nominal value of the share capital or stock of any class of any company quoted on a recognised stock exchange) engage or be concerned or interested directly or indirectly in any other trade, business or occupation whatsoever; and

         (f) comply (and shall use every reasonable endeavour to procure that his wife and minor children will comply) with all applicable rules of law, stock exchange regulations, individual registration requirements
         (at a cost to be borne by the Company) and codes of conduct of the
         Company and any other Group Company in effect with respect to dealing in shares, debentures or other securities of the Company or other Group
         Company.

5.2      Nothing herein shall preclude the Executive from (a) serving on the boards of directors of a reasonable number of other corporations subject to the approval of the Board or the Board of Holdings in each case (which approval has been given as to the boards listed in Exhibit A attached hereto), which approval shall not be unreasonably withheld, (b) serving on the boards of a reasonable number of trade associations subject to the approval of the Board or the Board of Holdings, which approval shall not unreasonably be withheld, and/or charitable organizations, (c) engaging in any charitable activities and community affairs, and (d) managing his personal investments and affairs, provided that such activities set forth in this Clause 5.2 do not significantly interfere with the performance of his duties and responsibilities to any Group
Company.

6.       REMUNERATION AND COMMISSION

6.1      The Executive shall be paid by way of remuneration for his services during his employment hereunder a salary at the rate (the "Salary Rate") of
(pound)346,830 per annum, subject to increase pursuant to Clause 6.3, which shall be inclusive of any fees to which the Executive may be entitled as a director of the Company or of any other Group Company.

6.2      The Executive shall be eligible for a cash bonus during his employment hereunder of such amounts (if any) at such times and subject to such conditions as the Compensation Committee of the Board of Holdings (the "Compensation
Committee") may in its absolute discretion decide; provided, however, that notwithstanding the preceding language of this Clause 6.2, the Executive shall participate in all management incentive plans made available to the Company's senior executives at a level commensurate with Executive's status and position at the Company.

6.3      The Company shall review the Salary Rate for increase at least once each year, and any change in the Salary Rate resulting from such review will take effect from 1 April. The Company's review shall take into consideration, among other factors, the base salary paid to Chief Executive Officers at comparable companies based in Bermuda, the United Kingdom and the United States, as well as other relevant local or global talent pool comparables, it being expressly understood that while it is intended that the Company shall consider these factors, it shall have no obligation to take any specific action based on such factors.

6.4      The Executive's salary will be payable by equal monthly installments;
each monthly installment will be in respect of a calendar month and will be paid on or before the last day of such calendar month. Where the employment has begun or ended in a calendar month, salary in respect of that month will be the proportion of a normal month's installment which the days of employment in that month bear to the total days in the month.

6.5      The Company may withhold from amounts payable under this Agreement all applicable taxes that are required to be withheld by applicable laws or regulations.

7.       PENSION AND INSURANCE BENEFITS

7.1      During his employment hereunder, the Executive shall continue to be a member of the pension scheme established by the Board (the "Scheme"). The
Executive's membership in the Scheme shall be subject to the provisions thereof as may be amended from time to time.

7.2      During his employment hereunder, the Executive shall be entitled to participate in all employee benefit and perquisite plans and programs made available to the Company's senior level executives or to its employees generally, as such plans or programs may be in effect from time to time.

7.3      During his employment hereunder, the Company shall provide the
Executive with medical insurance, permanent health insurance, personal accident insurance and life insurance (subject to the relevant insurers' terms and conditions). The Board shall have the right to change the arrangements for the provision of such benefits as it sees fit or, if in the reasonable opinion of the Board, the Company is unable to secure any such insurance under the rules of any applicable scheme or otherwise at reasonable rates to cease to provide any or all of the insurances.

8.       EXPENSES

The Company shall reimburse to the Executive all traveling, hotel, entertainment and other expenses properly and reasonably incurred by him in the performance of his duties hereunder and properly claimed and vouched for in accordance with the
Company's expense reporting procedure in force from time to time.

9.       HOLIDAYS AND HOLIDAY PAY

9.1      In addition to public holidays in England, during his employment hereunder, the Executive shall be entitled to 30 working days' paid holiday per holiday year and, if applicable, such additional days as are set out in the
Company's standard terms and conditions of employment from time to time, during each holiday year to be taken at such time or times as are convenient to the
Company. Except as otherwise provided in the Company's holiday policy, the
Executive may not carry forward any unused part of his holiday entitlement to a subsequent holiday year and the Executive shall not be entitled to any salary in lieu of untaken holiday.

9.2      For the holiday year during which the Executive's employment hereunder commences or terminates he shall be entitled to such proportion of his annual holiday entitlement as the period of his employment in each such holiday year bears to one holiday year as set out in the Company's holiday policy. Upon termination of this employment for whatever reason, he shall, if appropriate, be entitled to salary in lieu of any outstanding holiday entitlement.

10.      DISABILITY OR DEATH

10.1     The Company reserves the right at any time to require the Executive (at the expense of the Company) to be examined by a medical adviser nominated by the
Company and the Executive consents to the medical adviser disclosing the results of the examination to the Company and shall provide the Company with such formal consents as may be necessary for this purpose.

10.2     If the Executive shall be prevented by illness, accident or other incapacity from properly performing his duties hereunder he shall report this fact forthwith to the Company Secretary's office and if he is so prevented for seven or more consecutive days he shall if required by the Company provide an appropriate doctor's certificate.

10.3     If the Executive shall be absent from his duties hereunder owing to illness, accident or other incapacity duly certified in accordance with the provisions of clause 10.2 he shall be paid his full remuneration for any period of absence of up to a maximum of 26 weeks in aggregate in any period of 52 consecutive weeks and thereafter, subject to the provisions of clause 16, to such remuneration (if any) as the Board shall in its absolute discretion allow.

10.4     If the Executive shall be, on the basis of a medical report supplied to the Company following his having undergone a medical examination pursuant to clause 10.1, in the opinion of the Board unfit ever to return to his duties (but in such circumstances

and prior to any action being taken under this clause, the Executive shall have the right to have a second medical report from a duly qualified doctor or medical adviser selected by the Executive and approved by the Board, which approval shall not be unreasonably withheld) the Company shall be entitled to place the Executive on permanent sick leave without pay or benefits (other than permanent health insurance benefits) with effect from any time on or after the commencement of payments under the permanent health insurance arrangements referred to in clause 7.3.

10.5     In the event that the Executive's employment is terminated due to his death, his estate or his beneficiaries, as the case may be, shall be entitled to: (a) salary at his Salary Rate through the end of the month in which in which his death occurs, (b) the annual incentive award, if any, that the Executive would have been entitled to pursuant to Clause 6.2 for the year in which the
Executive's death occurs, multiplied by a fraction, the numerator of which is the number of days that the Executive was employed during the applicable year and the denominator of which is 365, and (c) the unpaid balance of all previously earned cash bonus and other incentive awards with respect to performance periods which have been completed, all of which amounts shall be payable in a lump sum in cash within 30 days after his death, except that the pro-rated incentive award shall be payable when such award would have otherwise been payable had the Executive's employment not terminated.

11.      CONFIDENTIAL INFORMATION

         The Executive shall not during his employment hereunder or at any time after his termination for any reason whatsoever (except (i) for the benefit of the Company or any other Group Company in the course of his employment or membership on the Board or the Board of Holdings or (ii) if compelled by a court or administrative order in which case the Executive may do so only to the extent legally required and only if he has promptly notified the Company of such order and cooperated fully with the Company to protect such information) disclose to any person whatsoever or otherwise make use of (and he shall at all times exercise all due care and diligence to prevent the unauthorised disclosure or use of) any confidential or secret information which he has or may have acquired in the course of his employment relating to the Company or any other Group
Company or any customers or clients of the Company or any other Group Company, including without limiting the generality of the foregoing confidential or secret information relating to the past, current or future business, finances, activities and operations of the Company or any other Group Company and/or any third party to the extent that such information was obtained by the Company or any other Group Company pursuant to a confidentiality agreement, but excluding information that is generally known to, or recognized as standard practice in, the industry in which the Company is engaged unless such information is known or recognized as a result of the Executive's breach of this covenant (referred to herein as "Confidential Information").

12.      COPYRIGHT AND DESIGNS

12.1     The Executive hereby assigns to the Company all present and future copyright, design rights and other proprietary rights if any for the full term thereof throughout the

world in respect of all works originated by him at any time during the period of his employment by the Company or any other Group Company whether during the course of his normal duties or other duties specifically assigned to him
(whether or not during normal working hours) either alone or in conjunction with any other person and in which copyright or design rights may subsist except only those designs or other works written, originated, conceived or made by his wholly unconnected with his service hereunder.

12.2     The Executive agrees and undertakes that he will execute such deeds or documents and do all such acts and things as may be necessary or desirable to substantiate the rights of the Company in respect of the matters referred to in this Clause. To secure his obligation under this Agreement the Executive irrevocably appoints the Company to be his attorney in his name and on his behalf to execute such deeds or documents and do all such acts and things as may be necessary or desirable to substantiate the rights of the Company in respect of the matters referred to in this Clause.

12.3     The Executive hereby irrevocably waives all moral rights that he had or may have in any of the works referred to in Clause 12.1, subject to the exception therein.

13.      GRATUITIES AND CODES OF CONDUCT

13.1     The Executive shall comply with all codes of conduct from time to time adopted by the Board and the Board of Holdings.

13.2     The Executive shall not, except in accordance with any code of conduct adopted by the Board or the Board of Holdings or with the prior written consent of the Board or the Board of Holdings, directly or indirectly accept any commission, rebate, discount, gratuity or gift, in cash or in kind from any person who has or is likely to have a business relationship with the Company or any other Group Company and shall notify the Company upon acceptance by the
Executive of any commission, rebate, discount, gratuity or gift in accordance with any such code of conduct from time to time.

14.      RESTRICTIVE COVENANTS

14.1     For the purpose of this Clause:

"the Business" means the business of the Group or any Group Company at the date of termination of the Executive's employment with which the Executive has been concerned to a material extent at any time in the Relevant Period;

references to the "Group" and "Group Companies" shall only be reference to the
Group and Group Companies in respect of which the Executive has carried out material duties in the Relevant Period;

"Relevant Period" shall mean the period of 24 months immediately preceding the date of termination of the Executive's employment or, in the event that the
Company exercises all or any of its rights under Clause 18.3, the period of 24 months immediately preceding the date on which it exercises such rights;

"Restricted Person" shall mean any person who or which has at any time during the Relevant Period done business with the Company or any other Group Company as customer or client or consultant and whom or which the Executive shall have had personal dealings with, contact with or responsibility for (each, in a business or commercial capacity) during the Relevant Period;

"Key Employee" shall mean any person who at the date of termination of the
Executive's employment is employed or engaged by the Company or any other Group
Company with whom the Executive has had material contact during the Relevant
Period and (a) is employed or engaged in the capacity of Manager, Underwriter or otherwise in a senior capacity or in any other capacity as may be agreed in writing between the Executive Committee and the Executive from time to time and/or (b) is in the possession of Confidential Information and/or (c) is directly managed by or reports to the Executive.

14.2     The Executive covenants with the Company that he will not in connection with the carrying on of any business in competition with the Business during his employment and, in the event of resignation by the Executive with Good Reason or dismissal of the Executive by the Company (whether with or without Cause) for the period of 12 months after the termination of his employment without the prior written consent of the Board of Holdings either alone or jointly with or on behalf of any person directly or indirectly:

14.2.1   canvass, solicit or approach or cause to be canvassed or solicited or approached for orders in respect of any services provided and/or any products sold by the Company or any other Group Company any Restricted Person;

14.2.2   solicit or entice away or endeavour to solicit or entice away from the
Company or any other Group Company any Key Employee.

14.3     The Executive further covenants that in the event of resignation by the
Executive with Good Reason or dismissal of the Executive by the Company without
Cause under the provisions of Clause 17.1(ii), he will not in connection with the carrying on of any business in competition with the Business for the further period of 12 months following the first anniversary of the date of termination of the Executive's employment, without the prior written consent of the Board of
Holdings, either alone or jointly with or on behalf of any person directly or indirectly (a) canvass, solicit or approach or cause to be canvassed or solicited or approached for orders in respect of any services provided and/or any products sold by the Company or any other Group Company any Restricted
Person; or (b) solicit or entice away or endeavour to solicit or entice away from the Company or any other Group Company any Key Employee.

14.4     The Executive further covenants with the Company that, in the event of resignation by the Executive with Good Reason he will not, for the period of 12 months after the termination of his employment, be employed, engaged, interested in or concerned with any business or undertaking which is engaged in or carries on business in the United Kingdom, Bermuda or the USA which is or is about to be in competition with the Business;

14.5     The covenants contained in Clauses 14.2.1, 14.2.2 ,14.3 and 14.4 are intended to be separate and severable and enforceable as such. It is expressly understood and agreed that although the Executive and the Company consider the restrictions contained in this Clause 14 to be reasonable, if a final judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Agreement is an unenforceable restriction against the Executive, the provisions of this
Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine to be enforceable. Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Agreement is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.

14.6     The Executive acknowledges and agrees that the Company's remedies at law for a breach of any of the provisions of Clause 11, 12 or 14 would be inadequate and the Company would suffer irreparable damages as a result of such breach. In recognition of this fact, the Executive agrees that, in the event of such a breach, in addition to any remedies at law, the Company, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available.

15.      TERMINATION BY RECONSTRUCTION OR AMALGAMATION; CHANGE IN CONTROL

15.1     If the employment of the Executive hereunder shall be terminated solely by reason of the liquidation of the Company for the purposes of amalgamation or reconstruction or as part of any arrangement for the amalgamation of the undertaking of the Company not involving liquidation (in each case, other than a
"Change in Control", as defined below) and the Executive shall be offered employment with the amalgamated or reconstructed company on the same terms as the terms of this Agreement (including as to the continuation of any directorship which he may then hold in the Company or any other Group Company), the Executive shall have no claim against the Company or Holdings in respect of the termination of his employment by the Company.

15.2     If the employment of the Executive hereunder shall be terminated by the
Company without Cause or by the Executive with Good Reason within the six-month period prior to a Change in Control or within the two-year period after a Change in Control, in addition to the benefits provided in Clause 19.2, the Executive shall be entitled to the following benefits: (a) other than share options and other equity-based awards granted prior to the date of this Agreement, which shall vest and be exercisable in accordance with the terms of their grant agreements, all share options and other equity-based awards shall immediately vest and remain exercisable for the remainder of their terms; and (b) (i) if the aggregate of all payments or benefits made or provided to the Executive under this Agreement and under all other plans and programs of the Company exceeds
2.99 times the Executive's "base amount", as defined in Section 280(b)(3) of the
Internal Revenue Code of 1986, as amended (the "Code"), (the "Executive Limit

Amount"), by 10% or less of such Executive Limit Amount, the amounts constituting "parachute payments" within the meaning of Section 280G(b)(2) (the
"Parachute Amount") which would otherwise be payable to or for the benefit of the Executive shall be reduced to the extent necessary so that the Parachute
Amount is equal to the Executive Limit Amount; or (ii) if the aggregate of all payments or benefits made or provided to the Executive under this Agreement and under all other plans and programs of the Company exceeds the Executive Limit
Amount by more than 10% of such Executive Limit Amount, the Company shall pay to the Executive, as and when any excise tax imposed by Section 4999 of the Code is payable with respect to such payment, an additional amount which, after the imposition of all income, employment, excise and other taxes thereon, is equal to the excise tax imposed on such payment.

For purposes of this Agreement, "Change in Control" shall have the same meaning as under the Aspen Insurance Holdings 2003 Share Incentive Plan as in effect as of the date hereof.

16.      TERMINATION OF EMPLOYMENT BY THE COMPANY FOR CAUSE

16.1     The Company, without prejudice to any remedy which it may have against the Executive for the breach or non-performance of any of the provisions of this
Agreement, may by notice in writing to the Executive forthwith terminate his employment for "Cause". In the event the Company terminates the Executive's employment for Cause, the Executive shall be entitled to salary at his Salary
Rate through the date of termination.

For purposes of this Agreement, "Cause" shall mean circumstances where the
Executive:

         (a) becomes bankrupt or becomes the subject of an interim order under the Insolvency Act 1986 or makes any arrangement or composition with his creditors; or

         (b) is convicted of any criminal offence (other than an offence under road traffic legislation in the United Kingdom or elsewhere for which a penalty other than imprisonment is imposed); or

         (c) is guilty of any serious misconduct, any conduct tending to bring the Company, Holdings, any other Group Company or himself into disrepute, or any material breach or non-observance of any of the provisions of this Agreement, or conducts himself in a way which is materially prejudicial or calculated to be materially prejudicial to the business of the Group; or

         (d) is disqualified from being a director of any company by reason of an order made by any competent court; or

         (e) is guilty of any repeated breach or non-observance of any code of conduct or fails or ceases to be registered (where such registration is, in the reasonable opinion of the Board or the Board of Holdings, required for the performance of his duties) by any regulatory body in the United Kingdom or elsewhere.

                                       10

17.      TERMINATION OF EMPLOYMENT BY THE COMPANY WITHOUT CAUSE

17.1     The Company may terminate the employment of the Executive at any time during the Term without Cause by either (i) giving to the Executive 12 months'
prior notice in writing; or (ii) terminating the employment of the Executive immediately and paying the Executive in lieu of the notice to which he would have otherwise been entitled under (i) above (which payment in lieu shall be deemed to be included within the payment referred to in Clause 19.2).

18.      TERMINATION OF EMPLOYMENT BY THE EXECUTIVE

18.1     The Executive shall have the right to terminate his employment at any time for Good Reason by immediate notice if, following submission of the written notice by the Executive to the Company detailing the events alleged to constitute Good Reason in accordance with this Clause, the Company shall have failed to cure such events within the 30 day period following submission of such notice. For purposes of this Agreement, "Good Reason" shall mean (i) a reduction in the Executive's annual base salary or annual bonus opportunity, or the failure to pay or provide the same when due, (ii) a material diminution in the
Executive's duties, authority, responsibilities or title, or the assignment to the Executive of duties or responsibilities which are materially inconsistent with his positions, (whether in relation to the Executive's appointments with the Company or Holdings) (iii) the failure to elect or reelect the Executive to any of the positions described in Clause 3 or the removal of him from any such position, (iv) an adverse change in the Executive's reporting relationship, or
(v) the Company's requiring the Executive to be based at any office or location more than fifty (50) miles from the Executive's office as of the date hereof;
provided, however, that no such event(s) shall constitute "Good Reason" unless the Company (or Holdings, where appropriate) shall have failed to cure such event(s) within 30 days after receipt by the Company from the Executive of written notice describing in detail such event(s).

18.2     The Executive shall have the right to terminate his employment at any time without Good Reason upon giving 12 months' prior written notice to the
Company.

18.3     If the Executive gives notice to terminate his employment without Good
Reason under Clause 18.2 or if the Executive seeks to terminate his employment without Good Reason and without the notice required by Clause 18.2 or the
Company gives notice to terminate the Executive's employment under Clause
17.1(i), then provided the Company continues to provide the Executive with the salary and contractual benefits in accordance with this Agreement, the Company has, at its discretion, the right for the period (the "GARDEN LEAVE PERIOD")
then outstanding until the date of the termination of the Executive's employment:

         (a) to exclude the Executive from any premises of the Company or any
         Group Company and require the Executive not to attend at any premises of the Company or any Group Company; and/or

                                       11

         (b) to require the Executive to carry out no duties; and/or

         (c) to require the Executive not to communicate or deal with any employees, agents, consultants, clients or other representatives of the
         Company or any other Group Company; and/or

         (d) to require the Executive to resign with immediate effect from any offices he holds with the Company or any other Group Company (and any related trusteeships); and/or

         (e) to require the Executive to take any holiday which has accrued under clause 9 during the Garden Leave Period.

The Executive shall continue to be bound by the duties set out in Clause 5
(insofar as they are compatible with being placed on garden leave), the restrictions set out in Clause 14.2 and all duties of good faith and fidelity during the Garden Leave Period

19.      OBLIGATIONS UPON TERMINATION OF EMPLOYMENT; CERTAIN OTHER TERMINATIONS

19.1     Upon the termination of his employment hereunder for whatever reason the Executive shall:

         (a) forthwith tender his resignation as a Director of the Company and of any other Group Company without compensation, but without prejudice to any other rights which he may have under this Agreement. To secure his obligation under this Agreement the Executive irrevocably appoints the Company to be his attorney in his name and on his behalf to sign any documents and do any things necessary to give effect thereto, if the Executive shall fail to sign or do the same himself.

         (b) deliver up to the Company all vehicles, keys, credit cards, correspondence, documents, specifications, reports, papers and records
         (including any computer materials such as discs or tapes) and all copies thereof and any other property (whether or not similar to the foregoing or any of them) belonging to the Company or any other Group
         Company which may be in his possession or under his control, and
         (unless prevented by the owner thereof) any such property belonging to others which may be in his possession or under his control and which relates in any way to the business or affairs of the Company or any other Group Company or any supplier, agent, distributor or customer of the Company or any other Group Company, and he shall not without written consent of the Board or the Board of Holdings retain any copies thereof;

         (c) if so requested send to the Company Secretary a signed statement confirming that he has complied with Clause 19.1(b); and

         (d) not at any time make any untrue or misleading oral or written statement concerning the business and affairs of the Company or any other Group Company

                                       12

         or represent himself or permit himself to be held out as being in any way connected with or interested in the business of the Company or any other Group Company (except as a former employee for the purpose of communicating with prospective employers or complying with any applicable statutory requirements).

19.2     In the event of a termination of Executive's employment hereunder by the Executive with Good Reason or by the Company without Cause (other than by reason of death), the Executive shall be entitled to (a) salary at his Salary
Rate through the date in which his termination occurs; (b) the lesser of (x) the target annual incentive award for the year in which the Executive's termination occurs, and (y) the average of the annual incentive awards received by the
Executive in the prior three years (or, if less the number of prior years in which the Executive was employed by the Company), multiplied by a fraction, the numerator of which is the number of days that the Executive was employed during the applicable year and the denominator of which is 365; (c) subject to Clauses
19.3 and 19.4 below, the sum of 2 times (x) the Executive's highest Salary Rate during the term of this Agreement and (y) the average bonus under the Company's annual incentive plan actually earned by the Executive during the three years
(or number of complete years employed by the Company, if fewer) immediately prior to the year of termination (the sum of 2 times (x) and (y) hereafter referred to as the "Severance Payment"), and (d) the unpaid balance of all previously earned cash bonus and other incentive awards with respect to performance periods which have been completed, but which have not yet been paid, all of which amounts shall be payable in a lump sum in cash within 30 days after his termination. In the event that the Company terminates the Executive's employment without Cause under the provisions of Section 17.1(ii) the parties acknowledge that the Severance Payment will be inclusive of the Executive's rights to be paid in lieu of the 12 months' notice period to which he is entitled under that Clause.

19.3     In the event that the Executive's entitlement to a Severance Payment arises as a result of the Executive's employment being terminated by the
Executive with Good Reason or by the Company terminating the Executive's employment without Cause under the provisions of Clause 17.1(ii), 50% of the
Severance Payment shall be paid to the Executive within 14 days of the execution by the Executive of a valid release in accordance with Clause 21. The remaining
50% of the Severance Payment will be paid in four equal installments during the
12 months following the first anniversary of the termination of the Executive's employment (with the first quarterly payment being paid on or as soon as reasonably practicable after the date which is three months after the first anniversary of the date of termination and each subsequent quarterly payment being paid on the date which is three months after the last quarterly payment)
in specific consideration for the agreement by the Executive to be bound by the further covenants set out in Clause 14.3 to apply during that period. In the event that the Executive breaches any part of Clause 14.3 at any time during that 12 months period or the Executive successfully challenges in a court of competent jurisdiction the enforceability of all or any part of the covenants set out in Clause 14.3, the Company shall not be obliged to make any further quarterly payments to the Executive whatsoever (and in addition shall not be prevented from taking any other action to enforce the covenants set out in
Clause 14.3 whatsoever in the event of breach by the Executive).

                                       13

19.4     In the event that the Executive's employment is terminated by the
Company without Cause under the provisions of Clause 17.1 (i) and the Company exercises all or any of its rights under Clause 18.3 during the 12 months'
notice period, the Severance Payment shall be reduced by a sum equal to the total salary and bonus payments received by the Executive during the Garden
Leave Period and the total Severance Payment (reduced in accordance with this
Clause) will be paid in four equal installments during the 12 months following the termination of the Executive's employment (with the first quarterly payment being paid on or as soon as reasonably practicable after the date which is three months after the termination of the Executive's employment and each subsequent quarterly payment being made on the date which is three months after the last quarterly payment) provided that if during that 12 months period the Executive breaches any of the provisions of Clause 14.2 or the Executive successfully challenges in a court of competent jurisdiction the enforceability of all or any part of the covenants set out in Clause 14.2, the Company shall not be obliged to make any further quarterly payments to the Executive whatsoever (and in addition shall not be prevented from taking any other action to enforce the covenants set out in Clause 14.2 whatsoever in the event of breach by the
Executive).

19.5     Notwithstanding any other provision contained in this Agreement, in the event that the Executive breaches any material provision of the Shareholder
Agreement between Executive and the Company, if such breach has a material adverse effect on the Group and, if capable of remedy, is not remedied by the
Executive within 21 days of the Executive's receipt of a notice from the Company requiring remedy to be made, the Company shall have the right to terminate the employment of the Executive; provided that, notwithstanding any other provision of this Agreement, upon such a termination, the Executive shall be entitled to receive only salary at the Salary Rate through the date of termination. For the purposes of Clause 14 such termination shall be deemed to be a termination for
Cause.

19.6     Upon any termination of employment, the Executive shall be entitled to
(a) any expense reimbursement due to him and (b) other benefits (if any) in accordance with the applicable plans and programs of the Company.

19.7     In the event of any termination of employment under this Agreement, the
Executive shall be under no obligation to seek other employment and there shall be no offset against amounts due the Executive under this Agreement on account of any remuneration attributable to any subsequent employment that he may obtain.

20.      EFFECT OF TERMINATION OF THIS AGREEMENT

20.1     The expiry or termination of this Agreement however arising shall not operate to affect any of the provisions hereof which are expressed to operate or have effect thereafter and shall not prejudice the exercise of any right or remedy of either party accrued beforehand.

                                       14

21.      GENERAL RELEASE

Notwithstanding any provision herein to the contrary, prior to payment of any amount pursuant to Clauses 15.2 and 19.2, the Executive shall execute a valid general release, in the form attached hereto (except to the extent a change in law or any current practice existing at the date of termination requires a modification to such release), pursuant to which the Executive shall release the
Group and its shareholders, directors, officers, employees and agents, to the maximum extent permitted by law, from any and all claims the Executive may have against the Group that relate to or arise out of the Executive's employment or termination of employment, except such claims arising under this Agreement.

22.      OTHER TERMS AND CONDITIONS

22.1     The Company shall maintain a directors' and officers' liability insurance policy covering the Executive which is no less favorable than the policy covering other senior executive officers of the Company. In addition, the
Company expressly acknowledges that the Executive is in the class of individuals entitled to be an "Indemnified Person" (as such term is defined in the Amended and Restated Bye-Laws of Aspen Insurance Holdings Limited (the "Bye-Laws")). As
such, the Executive shall be entitled to the greatest of any and all protections regarding indemnity, insurance and advancement and reimbursement of expenses provided under the Bye-Laws as in existence on the date hereof, the directors'
and officers' policy described above, or such greater protection as may be provided under applicable law; provided, however, that if the Bye-Laws are amended after the date hereof, and, as amended, they provide greater benefits than the existing Bye-Laws, the Executive shall be entitled to such greater benefits.

22.2     Pursuant to the Original Agreement, the following particulars are given in compliance with the requirements of section 1 of the Employment Rights Act
1996:

         (a) The Executive's period of continuous employment by WUSL which began on 9 November 1998 shall be recognised by the Company.

         (b) The Executive's hours of work shall be the normal hours of work of the Company which are from 9.00 am to 5.00 pm together with such additional hours as may be necessary without additional remuneration for the proper discharge of his duties hereunder to the satisfaction of the Board.

         (c) If the Executive is dissatisfied with any disciplinary decision or if he has any grievance relating to his employment hereunder he should refer such disciplinary decision or grievance to the Board of Holdings and the reference will be dealt with by discussion at and decision of a duly convened meeting of the Board of Holdings.

         (d) A contracting-out certificate is not currently in force in respect of the Executive's employment hereunder.

                                       15

         (e) Save as otherwise herein provided there are no terms or conditions of employment relating to hours of work or to normal working hours or to entitlement to holiday (including public holidays) or holiday pay or to incapacity for work due to sickness or injury or to pensions or pension schemes or to requirements to work abroad and no collective agreement has any effect upon the Executive's employment hereunder.

23.      NOTICES

Any notice to be given hereunder shall be in writing. Notice to the Executive shall be sufficiently served by being delivered personally to him or be being sent by first class post addressed to him at his usual or last known place of residence. Notice to the Company shall be sufficiently served by being delivered to the Company Secretary or by being sent by first class post to the registered office of the Company. Any notice if so posted shall be deemed served upon the third day following that on which it was posted.

24.      PREVIOUS AND OTHER AGREEMENTS

This Agreement shall take effect in substitution for all previous agreements and arrangements (whether written, oral or implied) between the Company and the
Executive (including, without limitation, the Original Agreement) relating to his employment which shall be deemed to have been terminated by mutual consent with effect from the commencement of the Agreement.

25.      ENTIRE AGREEMENT/AMENDMENT

This Agreement contains the entire understanding of the parties with respect to the employment of the Executive by the Company. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties with respect to the subject matter herein other than those expressly set forth herein. This Agreement may not be altered, modified, or amended except by written instrument signed by the parties hereto.

26.      ASSIGNMENT

This Agreement, and all of the Executive's rights and duties hereunder, shall not be assignable or delegable by the Executive. Any purported assignment or delegation by the Executive in violation of the foregoing shall be null and void ab initio and of no force and effect. This Agreement may be assigned by the
Company to a person or entity that is the successor in interest to substantially all of the business operations of the Company. Upon such assignment, the rights and obligations of the Company hereunder shall become the rights and obligations of such successor person or entity. Failure by such successor of the Company to expressly assume this Agreement shall constitute an event of "Good Reason", entitling Executive to the Benefits set forth in Clause 15 or 19, as applicable.

                                       16

27.      SEVERABILITY

In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

28.      SUCCESSORS/BINDING AGREEMENT

This Agreement shall inure to the benefit of and be binding upon personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees of the parties hereto.

29.      COOPERATION

During employment by the Company and thereafter, the Executive shall provide his reasonable cooperation in connection with any action or proceeding (or any appeal from any action or proceeding) that relates to events occurring during the Executive's employment; provided, however, that after the Executive's employment by the Company has ended, (i) any request for such cooperation shall accommodate the demands of the Executive's then existing schedule and (ii) if any such request will involve more than a de minimis amount of the Executive's time, the Executive shall be entitled to reasonable compensation therefor.

30.      GOVERNING LAW

English law shall apply to this Agreement.

31.      COUNTERPARTS

This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                                       17

IN WITNESS whereof this Agreement has been duly executed and delivered as a deed the day and year first before written.

SIGNED as a Deed           )
and DELIVERED by           )                /s/ Christopher O'Kane
CHARLES CHRISTOPHER        )
O'KANE                     )
in the presence of:        )

Witness Signature:                          /s/ David Curtin
                                                David Curtin
Witness Name:

Witness Address:

Witness Occupation:                         Solicitor

                            -----------------------------------------------

                            ASPEN INSURANCE UK SERVICES LIMITED

                            By: /s/ Sarah Davies
                                -------------------------------------------
                                Name: Sarah Davies
                                Title: Director

                            ASPEN INSURANCE HOLDINGS LIMITED

                            By: /s/ Paul Myners
                                --------------------------------------------
                                Name: Paul Myners
                                Title: Chairman

                                       18

        ANNEX - FORM OF RELEASE TO BE ENTERED INTO PURSUANT TO CLAUSE 21

                       DATED ____________________________

                     ASPEN INSURANCE UK SERVICES LIMITED (1)

                      ASPEN INSURANCE HOLDINGS LIMITED (2)

                                       and

                         CHARLES CHRISTOPHER O'KANE (3)

                ------------------------------------------------

                              COMPROMISE AGREEMENT

                ------------------------------------------------

                         LEBOEUF, LAMB, GREENE & MacRae
                                 1 MINSTER COURT
                                  MINCING LANE
                                 LONDON EC3R 7YL

                            TEL: +44 (0)20 7459 5000
                            FAX: +44 (0)20 7459 5099
                                  www.llgm.com

                                       19

THIS AGREEMENT is made as of the _____ day of _______________ [20[  ]]

BETWEEN:

(1)      ASPEN INSURANCE UK SERVICES LIMITED, (Registered in England No.
         1184193), 100 Leadenhall Street, London EC3A 3DD, England (formerly known as Wellington Re Services Limited) (the "COMPANY");

(2)      ASPEN INSURANCE HOLDINGS LIMITED incorporated in the Islands of Bermuda whose registered office is at Cedar Avenue, Hamilton, Bermuda
         ("HOLDINGS"); and

(3)      CHARLES CHRISTOPHER O'KANE of 107 Albert Street, London NW1 7NB
         (hereinafter referred to as the "EXECUTIVE").

IT IS AGREED as follows:

1.       INTERPRETATION

         1.       In this Agreement:

         2.       "GROUP COMPANY" shall mean any holding company of the Company from time to time and any subsidiary of the Company or of any such holding company from time to time. The terms "holding company" and
         "subsidiary" shall have the meanings ascribed to them by Section 736 of the Companies Act 1985, as amended; and

         3.       "SERVICE AGREEMENT" shall mean the service agreement entered into between the Executive, Holdings and the Company dated [ ], as subsequently amended.

2.       TERMINATION DATE

         The Executive's employment with the Company [will end][ended] on [date]
         (the "TERMINATION DATE").

3.       PAYMENT OF SALARY ETC

         The Company will continue to provide the Executive with his salary and all other contractual benefits up to the Termination Date in the normal way. Within 14 days of the Termination Date the Company will also pay the Executive in respect of his accrued but untaken holiday (less such deductions for income tax and national insurance as are required by law).

                                       20

4.       TERMINATION SUMS

         Subject to the Executive agreeing to all of the conditions set out below, and receipt by the Company of a copy of this Agreement signed by the Executive and the attached certificate signed by the Executive's legal adviser, the Company will pay the Executive the following sums:

         (i)      (pound)[appropriate figure to be inserted] in respect of the
                  Executive's entitlement to an annual incentive award for the year in which the termination of the Executive's employment with the Company occurs, as calculated in accordance with
                  Clause 19.2 (b) of the Service Agreement;

         (ii)     the sum of (pound)[appropriate figure to be inserted] in
                  respect of the Executive's entitlement to a Severance Payment, as calculated and defined in accordance with Clauses 19.2(c)
                  and 19.4 of the Service Agreement. 50% of the Severance
                  Payment will be paid within 14 days of the Termination Date.
                  The remaining 50% of the Severance Payment will be paid in four equal instalments strictly in accordance with and subject to the terms of Clause [19.3] [19.4] [delete as appropriate]
                  of the Service Agreement;

         (iii)    the sum of (pound)[appropriate figure to be inserted] in
                  respect of the Executive's entitlement to the unpaid balance of all previously earned cash bonus and other incentive awards with respect to performance periods which have been completed as at the Termination Date but not yet paid, as calculated in accordance with Clause 19.2(d) of the Service Agreement; and

         (iv)     [the sum of (pound)[appropriate figure to be inserted] in
                  respect of the Executive's entitlement to payment under Clause
                  15.2(b) of the Service Agreement, such sum to be paid as and when any such excise tax as referred to in that Clause 15.2(b)
                  is payable](1)

         The sums set out in (i) to [(iv)] above will be subject to such deductions for income tax and national insurance as are required by law). Save as set out in (iii) and (iv) above, the above sums will be paid to the Executive within [14] days of the date of signature by him of this Agreement and signature by his legal adviser of the attached certificate. Payment will be made by transfer to the Executive's bank account.

5.       SHARE OPTIONS

         [The Company confirms that the extent to which share options held by the Executive as at the Termination Date shall be exercisable following the Termination Date will be determined solely in accordance with terms of the agreements under which such share options were granted.] or
         [Other than in relation to share options granted to the Executive prior to the date of the Service Agreement, the Company confirms that all share options

----------
1 Delete if no qualifying termination in connection with a Change of Control under Clause 15.2 of the Service Agreement

                                       21

         granted to the Executive have vested and will remain exercisable for the remainder of their terms.](2)

6.       WAIVER OF CLAIMS

         The Executive accepts the terms set out in this Agreement in full and final settlement of all and any claims that he has or may have against the Company, Holdings or any other Group Company or any of its or their current or former shareholders, directors, officers, employees or agents, whether contractual (whether known or unknown, existing now or in the future), statutory or otherwise, arising out of or in connection with his employment with the Company or the termination of his employment and his directorship of the Company and any Group Company
         (or his resignation therefrom) or the termination of his position as
         Chief Executive Officer of Holdings. The Executive also agrees to waive irrevocably and release the Company and all Group Companies (and all of its or their current or former shareholders, directors, officers, employees or agents) from and against any claims whether contractual
         (whether known or unknown, existing now or in the future), statutory or otherwise, arising out of or in connection with his employment with the
         Company or the termination of his employment and his directorship of the Company and any Group Company (or his resignation therefrom) or the termination of his position as Chief Executive Officer of Holdings.
         This waiver shall not apply in relation to any claim relating to his pension rights that have accrued up to the Termination Date.

7.       CONFIRMATION OF NO BREACHES

         The Executive confirms and warrants to the Company that he has not at any time during his employment committed a fundamental breach of the terms of the Service Agreement.

8.       LEGAL ADVICE

         The Executive confirms that he has received advice from [name of legal advisor] of [name and address of solicitors], a relevant independent adviser for the purposes of section 203 of the Employment Rights Act
         1996, as to the terms and effect of this Agreement and, in particular, its effect on his ability to pursue his rights before an employment tribunal. The Executive will procure that his legal adviser signs the attached legal adviser's certificate, which forms part of this
         Agreement.

9.       SATISFACTION OF STATUTORY CONDITIONS

(a)      This Agreement satisfies the conditions for regulating compromise agreements under Section 203 of the Employment Rights Act 1996,
         Regulation 35 of the Working Time Regulations 1998, Section 77 of the
         Sex Discrimination Act 1975, Section 72 of the Race Relations Act 1976,
         Section 9 of the Disability Discrimination Act 1995, Regulation 9 of
         the Part-Time Workers (Prevention of Less Favourable Treatment)
         Regulations 2000,

----------
2 Second alternative to be used in the event of qualifying termination in connection with a Change of Control under Clause 15.2 of the Service
  Agreement.

                                       22

         Regulation 10 of the Fixed Term Employees (Prevention of Less
         Favourable Treatment) Regulations 2002, Section 49 of the National
         Minimum Wage Act 1998, Paragraph 2(2) of Schedule 4 to the Employment
         Equality (Religion or Belief) Regulations 2003 and Paragraph 2(2) of
         Schedule 4 to the Employment Equality (Sexual Orientation) Regulations
         2003.

(b)      The Executive is aware of his rights under the Employment Rights Act
         1996, the Working Time Regulations 1998, the Sex Discrimination Act
         1975, the Race Relations Act 1976, the Disability Discrimination Act
         1995, the Part-Time Workers (Prevention of Less Favourable Treatment)
         Regulations 2000, the Fixed Term Employees (Prevention of Less
         Favourable Treatment) Regulations 2002, the National Minimum Wage Act
         1998, the Employment Equality (Religion or Belief) Regulations 2003 and
         the Employment Equality (Sexual Orientation) Regulations 2003 and has
         informed the Company of any and all claims that he might seek to bring arising from his employment or termination of employment. This agreement relates to his claims for breach of contract, unfair dismissal, sex discrimination, race discrimination, disability discrimination, sexual orientation discrimination, religion or belief discrimination, any claim under the Working Time Regulations 1998, any claim under the National Minimum Wage Act 1998, the Part-Time Workers
         (Prevention of Less Favourable Treatment) Regulations 2000, the Fixed
         Term Employees (Prevention of Less Favourable Treatment) Regulations
         2002 or any claim for unlawful deductions from wages under the
         Employment Rights Act 1996.

10.      RESIGNATION OF DIRECTORSHIP

         At the same time as executing this Agreement the Executive will resign with immediate effect from his directorship of the Company and from all directorships and offices (including but not limited to his position as
         Chief Executive Officer and director of Holdings) held with other Group
         Companies (and all related trusteeships) by signing and delivering the attached letters of resignation.

11.      POST-TERMINATION RESTRAINTS

         The Executive acknowledges that the provisions of Clause 11
         (Confidentiality) and Clause 14 (Restrictive Covenants) of the Service
         Agreement will (to the extent that they are applicable in the circumstances of the termination of the Executive's employment with the
         Company) remain in full force and effect notwithstanding the termination of his employment.

12.      RETURN OF COMPANY PROPERTY

         Before any payment under Clause 4 above is made, the Executive will, in accordance with Clause 19.1(b) of the Service Agreement, deliver up to the Company all vehicles, keys, credit cards, correspondence, documents, specifications, reports, papers and records (including any computer materials such as discs or tapes) and all copies thereof and any other property (whether or not similar to the foregoing or any of them) belonging to the Company or any other Group Company which may be in his possession or under his control, and (unless prevented by the owner thereof) any such property belonging to

                                       23

         others which may be in his possession or under his control and which relates in any way to the business or affairs of the Company or any other Group Company or any supplier, agent, distributor or customer of the Company or any other Group Company, and he confirms that he has not retained any copies thereof.

13.      CONFIDENTIALITY

         Save by reason of any legal obligation or to enforce the terms of this letter, the Executive will not:

          (a)  disclose the existence or terms of this Agreement to anyone
               (other than to the Executive's professional advisers, the Inland
               Revenue or any other competent authority or the Executive's spouse);

          (b)  directly or indirectly disseminate, publish or otherwise disclose
               (or allow to be disseminated, published or otherwise disclosed)
               by any means (whether oral, written or otherwise) or medium
               (including without limitation electronic, paper, radio or
               television) any information directly or indirectly relating to the termination of the Executive's employment; or

          (c)  make any derogatory or disparaging comments about the Company, any Group Company or any of its or their shareholders, directors, officers, employees or agents.

14.      NO ADMISSION OF LIABILITY

         This agreement is made without any admission on the part of the Company or any Group Company that it has or they have in any way breached any law or regulation or that the Executive has any claims against the
         Company or any Group Company.

15.      TAX INDEMNITY

         The Executive hereby agrees to be responsible for the payment of any tax and employee's national insurance contributions imposed by any competent taxation authority in respect of any of the payments and benefits provided under this Agreement (other than for the avoidance of doubt, any tax and/or employee's national insurance contributions deducted or withheld by the Company in paying the sums to the
         Executive). The Executive further agrees to indemnify the Company and all Group Companies and keep them indemnified on an ongoing basis against any claim or demand which is made by any competent taxation authority against the Company or any Group Company in respect of any liability of the Company or any Group Company to deduct an amount of tax or an amount in respect of tax or any employee's national insurance contributions from the payments made and benefits provided under this
         Agreement, including any related interest or penalties imposed by any competent taxation authority.

                                       24

16.      ENTIRE AGREEMENT

         This letter sets out the entire agreement between the Executive, the
         Company and any Group Company and, save as set out in Clauses 5 and 11 above, supersedes all prior arrangements, proposals, representations, statements and/or understandings between the Executive, the Company and any Group Company.

17.      THIRD PARTY RIGHTS

         Notwithstanding the Contracts (Rights of Third Parties) Act 1999 this
         Agreement may be varied by agreement between the Executive and the
         Company.

18.      APPLICABLE LAW

         This agreement is subject to English law and the exclusive jurisdiction of the English courts.

------------------------------------
Charles Christopher O'Kane

------------------------------------
dated

-------------------------------------
For and on behalf of Aspen Insurance UK Services Limited

-------------------------------------
dated

-------------------------------------
For and on behalf of Aspen Insurance Holdings Limited

-------------------------------------
dated

                                       25

                           LEGAL ADVISER'S CERTIFICATE

I, [name of solicitor] of [address of firm] hereby confirm to Aspen Insurance UK
Services Limited that I am an independent adviser for the purposes of section
203 of the Employment Rights Act 1996 and that I have advised Charles
Christopher O'Kane as to the terms and effect of this Agreement and its effect on his ability to pursue his rights before an employment tribunal. There was in force, when such advice was given, a policy of insurance covering the risk of a claim by Charles Christopher O'Kane in respect of loss arising in consequence of such advice.

----------------------------
[name of adviser]

----------------------------
dated

                                       26

To the board of Directors of:-
Aspen Insurance UK Services Limited
Aspen Insurance Holdings Limited
                                                                          [date]

Dear Sirs

ASPEN INSURANCE UK SERVICES LIMITED (THE "COMPANY") AND ASPEN INSURANCE HOLDINGS
LIMITED ("HOLDINGS")

I hereby irrevocably and unconditionally resign from the office of Director of the Company and as a director and Chief Executive Officer of Holdings with immediate effect, and I acknowledge and confirm that I have no claim of whatsoever kind outstanding for compensation or otherwise against the Company,
Holdings or any of its or their servants, officers, agents or employees in respect of the termination of my appointments.

Yours faithfully

SIGNED as a DEED           )
and DELIVERED              )
by CHARLES                 )
CHRISTOPHER O'KANE         )
in the presence of:        )

Witness signature:

Witness Name:

Witness address:

[NOTE: SEPARATE INDIVIDUAL SIMILAR LETTERS OF RESIGNATION TO BE PRODUCED FOR ANY
OTHER GROUP COMPANIES OF WHICH HE IS A DIRECTOR]

                                       27